EXHIBIT 10.22    Cigna Corporation — Cigna Long-Term Incentive Plan: Restricted Stock Grant Agreement

Cigna Corporation (“Cigna”) has granted you the number of shares of restricted stock of Cigna set forth below in this Restricted Stock Grant Agreement (“Restricted Stock Grant” or “Grant”) under the Cigna Long-Term Incentive Plan (“Plan”). The award is subject to the provisions of the Plan and the Terms and Conditions below.

You should carefully read all the terms and conditions of this Restricted Stock Grant and be sure you understand what they say and what your responsibilities and obligations are before you click on the ACCEPT button to acknowledge and agree to this Grant.

If you are not willing to agree to all of the Grant terms and conditions, do not accept the Grant and do not click the ACCEPT button for the Restricted Stock Grant Acknowledgment and Agreement. If you do not accept the Grant, you will not receive the benefits of the Grant.

If you do click on the ACCEPT button, you are accepting and agreeing to all of the terms and conditions of this Restricted Stock Grant.

Participant: Sally X. Sample

Global ID: 000XXXXXX

Award Type: Restricted Stock

Plan Name: Cigna Long-Term Incentive Plan

Award Date: __-__-____

Award Expiration Date: N/A

Total Granted: X,XXX.0000

Award Price: $0.0000 (USD)

Vesting Schedule

Shares/Options Awarded	Vest Date
XX.XXXX	__-__-____
XX.XXXX	__-__-____
XX.XXXX	__-__-____

You should also read the Key Contacts and Reference Materials document attached to your grant by clicking the REVIEW button. The Key Contacts and Reference Materials document contains information on how to get important stock award information (such as the Plan document, Plan Prospectus, Tax Considerations and Cigna’s Securities Transactions and Insider Trading Policy) and whom to contact if you have questions.

Please be aware that the Cigna Securities Transactions and Insider Trading Policy places restrictions on your transactions in Cigna securities and requires certain Cigna employees to obtain advance permission from the Corporate Secretary before executing transactions in Cigna securities.

If you have questions about your award, please contact the Cigna Shareholder Services by email at shareholderservices@cigna.com or by phone at 215.761.3516.

Important Notice: Restricted Stock Grant Acknowledgment and Agreement

By clicking on the ACCEPT button, I:

1.

Acknowledge and represent to Cigna that I have:

a.

received the Restricted Stock Grant;

b.

read and understand its terms and conditions, which include, among other things, restrictive covenants such as non-competition, customer and employee non-solicitation and non-disclosure provisions and a litigation cooperation provision; and

c.

received answers to any questions I had about the Grant and its terms and conditions, including the restrictive covenants.

2.

Understand and agree that:

a.

Pennsylvania law governs the interpretation and construction of the Grant; and

b.

any controversy or proceeding arising out of or relating to the restrictive covenants in the Grant will be brought exclusively before a federal or state court in the Commonwealth of Pennsylvania where venue is appropriate and that has subject matter jurisdiction (collectively, “Pennsylvania Courts”).

3.

Consent to Pennsylvania Courts exercising personal jurisdiction over me in any dispute about the restrictive covenants.

Scroll down for the TERMS AND CONDITIONS of the Restricted Stock Grant.

TERMS AND CONDITIONS OF ______ ____ GRANTS OF RESTRICTED STOCK

These Terms and Conditions are an important part of your _____ __, ____ grant of Restricted Stock from Cigna Corporation (Cigna). The terms of your Restricted Stock grant are in: (a) the electronic Restricted Stock Grant Agreement, (b) these Terms and Conditions, and (c) the applicable Plan provisions.

Certain words in this document with first letters capitalized are defined in the Restricted Stock Grant Agreement, these Terms and Conditions or Article 2 of the Plan. This grant is void if you are not an employee of Cigna or a Subsidiary (a Cigna company) on _____ __, ____.

1. Restricted Stock; Restrictions

Shares of Restricted Stock (Shares) are regular shares of Cigna Common Stock, but they are subject to certain Restrictions. The Restrictions are:

(a)

You cannot sell or transfer the Shares to anyone during the Restricted Period; and

(b)

Unless an exception applies, you will forfeit (lose your right to) the Shares if you have a Termination of Employment during the Restricted Period.

Article 7 of the Plan describes these Restrictions in more detail. In addition, you must also comply with all the other terms and conditions of this grant, including those contained in this document.

2. Restricted Period; Vesting

The Restricted Period starts on ______ __, ____ and ends on the Vesting Date. The Restrictions on the Shares will end (your Shares will vest) on the Vesting Date only if you remain continuously employed by a Cigna company from the grant date to the Vesting Date and comply with all the terms and conditions of this grant, including those contained in this document.

You have three separate Vesting Dates under this grant because the Shares will vest in three stages: [50%] on _____ __, ____; an [additional 25%] on ____ __, ____; and the [remaining 25%] on _____ __, ____. Your Vesting Date may be earlier (see paragraph 3).

3. Early Vesting

In certain situations your Vesting Date may be earlier than the Vesting Dates listed under paragraph 2:

(a)

The Shares will vest upon your Termination of Employment if it is Upon a Change of Control (of Cigna Corporation) or due to your death or Disability.

(b)

The Shares may vest upon your Termination of Employment if:

(1)

It is due to your Early Retirement or Retirement; and

(2)

The People Resources Committee or its designee (including Cigna’s senior human resources officer) approves the early vesting before your Termination of Employment.

If you want to be considered for early vesting when you retire, you must ask your manager or human resources representative far enough in advance of your retirement so there is time to process your request.

4. Voting Rights; Dividends

(a)

You have the right to vote the Shares. If you forfeit a Share, you will also forfeit the right to vote the Share.

(b)

You have the right to receive dividends on the Shares. Dividends paid on the Shares during the Restricted Period will be held by Cigna. Subject to the forfeiture provisions of paragraph 4(c), your right to receive accumulated dividends on a Share will vest on the scheduled Vesting Date for the Share described in paragraph 2 (Scheduled Vesting Date). Once a Share vests, your right to future dividends on the Share, and the method of payment, will be the same as for any other Cigna shareholder.

(c)

If you forfeit a Share, you will also forfeit the right to any accumulated and future dividends related to the Share. Even if you do not forfeit a Share, you will forfeit the right to any accumulated dividends on the Share if:

(1)

You have a Termination of Employment before the Scheduled Vesting Date for a Share (even if the Share vests under paragraph 3);

(2)

The Scheduled Vesting Date for a Share occurs before the Share vests (because vesting is delayed); or

(3)

You are on a leave of absence when the Share vests.

(d)

Vested accumulated dividends, less applicable taxes withheld, will be paid to you in a lump sum within 70 days after the Scheduled Vesting Date. Cigna will not pay any interest on the accumulated dividends.

5. Taxes at Vesting

When the Shares vest, you must satisfy any required tax withholding obligation. Cigna reserves the right to withhold enough newly-vested Shares to cover all or part of any applicable tax withholding. However, if section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, applies to you and you make a timely election under that provision, you must make an immediate cash payment to satisfy any required tax withholding obligation.

6. Book-Entry Shares; Sale of Shares

(a)

Cigna (or a custodian appointed by Cigna) will hold your Shares before and after vesting in book-entry form in your Stock Account. That is, a record of your Share ownership will be kept electronically, and you will not risk losing any Share certificates. A certificate for vested Shares will be issued to you only if you ask for one, but not if you have engaged in a Violation (described in paragraph 7(b)).

(b)

You may generally sell or transfer vested Shares at any time, but your right to sell the Shares after they vest may be limited by Cigna. This right is subject to the terms of Cigna’s Securities Transactions and Insider Trading Policy, and Cigna reserves the right, for any reason at any time, to suspend or delay action on any request you make to sell the Shares.

7. Conditions of Grant

(a)

By accepting the grant, you are agreeing not to engage in any Violation described in paragraph 7(b). You understand and agree that your agreement not to engage in any Violation is a material part of the inducement for Cigna’s granting you the Shares and an essential pre-condition to your eligibility to exercise any rights associated with the Shares and retain any benefit from the vesting of the Shares.

(b)

You will engage in a “Violation” if, directly or indirectly, you engage in any misconduct described in subparagraph (1) below or you break any of the “Promises” in paragraphs 7(b)(2) through (6) below:

(1)

Misconduct:

(A)

You have a Termination of Employment initiated by a Cigna company because of your misconduct, as that term is defined in Cigna’s Code of Ethics, Standards of Conduct or other employment policies.

(B)

You do anything else while an employee of any Cigna company that is not discovered by the company until after your Termination of Employment and that would, if you had still been employed at the time of the discovery, be reason for your Termination of Employment for misconduct, as described above.

(2)

Promise Not To Compete against Cigna Companies:

The Promise in this paragraph 7(b)(2) will remain in effect after your Termination of Employment only if you resign for any reason or a Cigna company terminates your employment for your misconduct, as described in paragraph 7(b)(1)(A). The Promise will remain in effect, for example, if your Termination of Employment is due to the elimination of your job.

(A)

If you are in Career Band 6 or higher on your Termination of Employment date:

You Promise not to become employed by, work as a consultant or independent contractor for, or in any way render services or assistance to any Cigna Competitor (defined in paragraph 7(b)(2)(C) below) at any time during the period that starts on the grant date and ends 12 months after your Termination of Employment.

You acknowledge and agree that:

(i)

Cigna’s business competes on a global basis;

(ii)

Cigna’s sales and marketing plans are for continued expansion throughout the United States of America and globally;

(iii)

You have had access to and received Confidential Information (described in paragraph 7(b)(5)(B) below); and

(iv)

The time restrictions and global nature of this non-competition restriction are reasonable and necessary to protect Cigna’s business and Confidential Information.

(B)

If you are in Career Band 5 or below on your Termination of Employment date:

You Promise not to become employed by, work as a consultant or independent contractor for, or in any way render services or assistance to any Cigna Competitor (defined in paragraph 7(b)(2)(C) below) at any time during the period that starts on the grant date and ends 12 months after your Termination of Employment, if that work is similar to, and within the same geographic area as, the work you performed, or for which you had responsibility, at any Cigna company at any time during the six-month period that ends on your Termination of Employment date.

For example:

(i)

If you are a sales employee and your sales territory at any time during your last six months of Cigna company employment is Pennsylvania, New Jersey, and New York, this paragraph 7(b)(2)(B) would apply to you only if you work in a sales position for a Cigna Competitor and only to the extent your new sales territory is Pennsylvania, New Jersey, and/or New York;

(ii)

If you are an underwriter with nationwide responsibilities at any time during your last six months of Cigna company employment, and you seek a job with a Cigna Competitor as an underwriter, the restrictions in paragraph 7(b)(2)(B) would be nationwide in scope; or

(iii)

If you work in a particular division or segment of Cigna, you would not be permitted to work in a similar division or segment for a Cigna Competitor where the work you are expected to perform for the competitor is similar to the work you performed for any Cigna company.

You acknowledge and agree that you have had access to and received Confidential Information (described in paragraph 7(b)(5)(B) below) and the above time and geographic restrictions are reasonable and necessary to protect Cigna’s business and Confidential Information.

(C)

“Cigna Competitor” means any business that competes directly or indirectly with any Cigna company’s product or service.

(3)

Promise Not To Solicit or Hire Cigna Company Employees:

(A)

You Promise that, at any time during your Cigna company employment and the period that ends 12 months after your Termination of Employment, you will not:

(i)

Solicit any employee of any Cigna company to terminate his/her employment with, or otherwise cease his/her relationship, contractual or otherwise, with that Cigna company; or

(ii)

Hire any Cigna company employee.

(B)

This paragraph 7(b)(3) will not apply to applications for employment submitted voluntarily by any Cigna employee, in response to a general advertisement or otherwise, so long as neither you, nor anyone acting on your behalf or in response to information provided by you, otherwise Solicits the employees to leave Cigna.

(C)

To “Solicit” means to entice, encourage, persuade, or solicit, or to attempt to entice, encourage, persuade or solicit.

(4)

Promise Not To Solicit Cigna Company Customers:

(A)

You Promise that, at any time during your Cigna company employment and the period that ends 12 months after your Termination of Employment, you will not:

(i)

Solicit any Cigna company customer to end an existing relationship, contractual or otherwise, with that Cigna company;

(ii)

Solicit any Cigna company customer to reduce the volume of their business dealings with Cigna; or

(iii)

Solicit any potential Cigna company customer to enter into any business arrangements with you or any business which you may become employed by, or affiliated in any way with, after leaving any Cigna company, if such business arrangements would compete in any way with any business that Cigna company has conducted, or has been planning to conduct, during the 12-month period ending on the date of the Violation.

(B)

The Promise in paragraph 7(b)(4)(A) above applies only to a customer or potential customer with whom you had any Material Contact while employed by any Cigna company. “Material Contact” means you:

(i)

Had business dealings with the customer on behalf of any Cigna company within the three-year period ending on the date of the Solicitation;

(ii)

Were responsible for supervising or coordinating the dealings between any Cigna company and the customer or potential customer anytime during the three-year period ending on the date of the Solicitation; or

(iii)

Obtained, at any time, trade secrets or confidential information about a customer or potential customer with whom you had contact as a result of your employment by any Cigna company.

(C)

“Solicit” is defined in paragraph 7(b)(3)(C).

(5)

Promise Not To Disclose Cigna Companies’ Confidential Information:

(A)

You Promise not to disclose any Confidential Information to any third-party at any time, whether during or after your employment, without the prior written consent of Cigna (except to the extent required by an order of a court having competent jurisdiction or a properly issued subpoena) unless that Confidential Information was previously disclosed publicly by Cigna or has become public knowledge (other than by your disclosure).

(B)

“Confidential Information” means any Cigna company trade secrets, confidential information, or proprietary materials, including but not limited to customer lists, financial records, marketing plans and sales plans.

(6)

Promise to Cooperate With Cigna in Investigations or Litigation:

(A)

You Promise that, at any time after your Termination of Employment, you will cooperate with Cigna in (i) all investigations of any kind, (ii) helping to prepare and review documents and meeting with Cigna attorneys, and (iii) providing truthful testimony as a witness or a declarant during discovery and/or trial in connection with any present or future court, administrative, agency, or arbitration proceeding involving any Cigna company and with respect to which you have relevant information.

(B)

Cigna agrees that it will reimburse you, upon production of appropriate receipts and in accordance with Cigna’s then existing Business Travel Reimbursement Policy, the reasonable business expenses (including air transportation, hotel, and similar expenses) incurred by you in connection with such assistance. You must present to Cigna for reimbursement all receipts for those expenses within 45 days after you incur the expenses.

(c)

(1) If you were an Executive Officer at any time during the 24-month period before the date of the Violation, the People Resources Committee will determine whether you engaged in a Violation and will have the sole discretion to waive your obligation to make all or any part of the Payment (described in paragraph 8) and to impose conditions on any waiver.

(2)

Otherwise, Cigna’s Senior Human Resources Officer, or his or her designee, will determine whether you engaged in a Violation and will have the sole discretion to waive your obligation to make all or any part of the Payment and to impose conditions on any waiver.

(3)

Determinations of the People Resources Committee, Cigna’s Senior Human Resources Officer, or his or her designee, will be final and binding on all parties.

8. Consequences of a Violation: Payment to Cigna

Important: This paragraph 8 is not Cigna’s only remedy for a Violation. Cigna may seek any additional legal or equitable remedy, including an injunction described in paragraph 9, for a Violation.

(a)

You will immediately forfeit all unvested Shares if you engage in any Violation at any time.

(b)

You must immediately make the Payment described in paragraph 8(c) to Cigna in the manner described in paragraph 8(d) if:

(1)

You engage in a Violation described in paragraph 7(b)(2) (compete against Cigna), 7(b)(3) (Solicit or hire Cigna employees) or 7(b)(4) (Solicit Cigna customers), either while you are a Cigna company employee or within 12 months after your Termination of Employment; or

(2)

You engage in a Violation described in paragraph 7(b)(1) (misconduct), 7(b)(5) (disclose Confidential Information) or 7(b)(6) (fail to cooperate) at any time.

(c)

“Payment” is the value you realize from any Shares that vest during the 12-month period ending on the date of the Violation. The Payment will equal:

(1)

The number of Shares that vest during that 12-month period;

multiplied by

(2)

The Fair Market Value of those Shares on their Vesting Date;

plus

(3)

The total amount of all dividends, if any, paid to you on those Shares through the date of the Payment.

(d)

Cigna will recover the Payment from you by any means permitted by applicable law, at the sole discretion of Cigna management, including but not limited to any or all of the following methods:

(1)

If you have any Shares in your Stock Account or in any other account in book-entry form when a Violation occurs, Cigna will take back from you the whole number of Shares that has a total Fair Market Value as of the date of the Violation up to, but not more than, the Payment amount.

(2)

Cigna will, to the extent permitted by applicable law, reduce:

(A)

The amount of any payments that any Cigna company owes you for any reason (including without limit any payments owed to you under any nonqualified retirement, deferred compensation or other plan or arrangement) by

(B)

The Payment amount.

This reduction will not occur until the date a future payment to you is due.

(3)

Cigna will send you a written notice and demand for all or part of any Payment amount. Within 30 days after you receive that notice and demand, you must make the Payment to Cigna.

9. Consequences of a Violation: Injunction

You agree that:

(a)

Cigna will be entitled to ask a court of competent jurisdiction to issue an order (an injunction) that requires you to take action and/or that prohibits you from taking action, as needed to ensure that you keep all of the Promises described in paragraph 7(b)(2) through (6), and Cigna will not be required to post a bond in order to seek or obtain the injunction;

(b)

Any breach or threatened breach of any of the Promises would cause irreparable injury to Cigna, and monetary damages alone would not provide an adequate remedy; and

(c)

The remedies described in paragraph 9(a) are in addition to any other rights and remedies Cigna may have at law or in equity.

10. Agreeing to Assume Risks

Cigna and its transfer agent will try to process your stock transaction requests in a timely manner; however, Cigna makes no promises or guarantees to you relating to the market price of the Shares or to the time it may take to act on your request to sell the Shares or deliver stock certificates. By accepting this Restricted Stock grant:

(a)

You acknowledge that the action you request may not be completed until several days (or in the case of delivery of stock certificates, several weeks) after you submit it.

(b)

You agree to assume the risks, including the risk that the market price of the Shares may change, related to delays described in paragraph 10(a):

(1)

Between the time you ask for any Shares to be sold and the time your Shares are actually sold; and

(2)

Between the time you ask for stock certificates to be delivered to you or your broker and the time the certificates are delivered.

11. Applicable Law

You understand and agree that:

(a)

The terms and conditions of this Restricted Stock grant (including any Violation and the consequences of any Violation) and all determinations made under the Restricted Stock Grant Agreement, the Plan, and these Terms and Conditions will be interpreted under the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rule;

(b)

Any dispute about any of the Promises (described in paragraph 7(b)), if not resolved by agreement between you and Cigna, will be resolved exclusively in a federal or state court in the Commonwealth of Pennsylvania where venue is appropriate and that has subject matter jurisdiction over the dispute (collectively, “Pennsylvania Courts”);

(c)

Pennsylvania is a convenient forum for resolving any dispute about the Promises; and

(d)

You and Cigna consent to the exercise of personal jurisdiction over the parties by a Pennsylvania Court in any dispute related to the Promises.

12. Arbitration

You agree and understand that:

(a)

Any dispute over any of the terms and conditions that apply to this Restricted Stock grant will be resolved exclusively under the Cigna Employment Dispute Arbitration Policy and its Rules and Procedures as may be in effect when the dispute arises;

(b)

You are waiving your right to have those disputes decided by a judge or jury in a court of law, and instead you are agreeing to submit those disputes exclusively to mandatory and binding final arbitration;

(c)

While you or Cigna may seek emergency, temporary or permanent injunctive relief from a court in accordance with applicable law, after the court has issued a decision about that relief, you and Cigna will submit the dispute to final and binding arbitration under the Cigna Employment Dispute Arbitration Policy; and

(d)

This arbitration provision will not apply to any dispute related to the Promises.

13. Miscellaneous

(a)

If a court of competent jurisdiction determines that any provision of these Terms and Conditions is unenforceable as written, that provision will be enforceable to the maximum extent permitted by law and will be reformed by the court to make the provision enforceable in accordance with Cigna’s intent and applicable law.

(b)

Cigna’s failure to enforce any provision of this Restricted Stock grant will not be interpreted as a waiver of its right to enforce that provision in the future.

14. Acceptance

If you disagree with any of these Terms and Conditions, including those in paragraphs 7, 8 and 9, YOU MUST NOT ACCEPT THE RESTRICTED STOCK GRANT. If you sign the Restricted Stock grant, or acknowledge your acceptance electronically or otherwise, you will be:

(a)

Agreeing to all the terms and conditions of the Restricted Stock grant including the Promises in paragraph 7(b);

(b)

Warranting and representing to Cigna that you are, and will remain, in full compliance with those terms and conditions; and

(c)

Authorizing Cigna to recover the Payment described in paragraph 8 and seek an injunction described in paragraph 9, if you engage in a Violation.

______ __, ____ RSG Terms and Conditions